Exhibit 23.18

Wood Canada Ltd.

March 24, 2021

To:	Seabridge Gold Inc.
United States Securities and Exchange Commission

Re:	Seabridge Gold Inc. (the “Company”)
Consent of Expert

Ladies and Gentlemen:

Reference is made to the following report:

●	KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study Update, NI 43-101 Technical Report dated November 9, 2020 but with an effective date of April 30, 2020 (collectively, the “Report”)

In connection with the Company’s Annual Report on Form 40-F (the “40-F”), to be filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended, I, Greg Gosson hereby:

1.	consent to the use of any extracts from or a summary of those portions of the Report that Wood Canada Limited (“Wood”) is responsible for preparing, in the 40-F;

2.	consent to the use of Wood’s name and references to the Report, or portions thereof, in the 40-F and to the inclusion or incorporation by reference of information derived from those portions of the Report that I Wood is responsible for preparing in the 40-F;

Yours truly,

/s/ Greg Gosson
Greg Gosson on behalf of Wood Canada Limited